                                                                    EXHIBIT 23.3

                   [KOST, FORER GABBAY & KASIERER LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-8 No. 333-__) relating to the registration of shares to be issued under the Elbit Medical Imaging Ltd. 2001 Incentive Plan to
Employees and Officers and to the incorporation by reference of our report dated
February 28, 2005, with respect to the consolidated financial statements of
Gamida Cell Ltd. included in the Annual Report of Elbit Medical Imaging Ltd.
(Form 20-F) for the year ended December 31, 2004, filed with the Securities and
Exchange Commission.

                                             /s/ Kost, Forer, Gabbay & Kasierer
                                             KOST, FORER GABBAY and KASIERER
                                             A Member of Ernst & Young Global

Tel-Aviv, Israel
January 3, 2006